UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2020 (January 8, 2020)

DIGITAL ALLY, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-33899	20-0064269
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9705 Loiret Blvd., Lenexa, KS 66219

(Address of Principal Executive Offices) (Zip Code)

(913) 814-7774

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common stock, $0.001 par value	DGLY	the Nasdaq Capital Market, LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 8, 2020, Digital Ally, Inc. (the “Company”) received a determination letter (the “Letter”) from the staff (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) stating that the Company has not regained compliance with the Market Value of Listed Securities (“MVLS”) Standard, since the Company’s common stock, par value $0.001 per share (the “Common Stock”), was below the $35 million minimum MVLS requirement for continued listing on The Nasdaq Capital Market under Nasdaq Listing Rule 5550(b)(2) (the “MLVS Rule”) and had not been at least $35 million for a minimum of 10 consecutive business days at any time during the 180-day grace period granted to the Company. As previously disclosed, the Company was initially notified by the Staff on July 11, 2019 that the minimum MVLS for the Company’s Common Stock was below the $35 million minimum MVLS requirement for the previous 30 consecutive business days, and in accordance with the Nasdaq Listing Rules, the Company was provided 180 calendar days, or until January 7, 2020, to regain compliance with the MVLS Rule.

Pursuant to the Letter, unless the Company requests a hearing to appeal this determination by 4:00 p.m. Eastern Time on January 15, 2020, the Company’s Common Stock will be delisted from The Nasdaq Capital Market, trading of the Company’s Common Stock will be suspended at the opening of business on January 17, 2020, and a Form 25-NSE will be filed with the Securities and Exchange Commission, which will remove the Company’s securities from listing and registration on Nasdaq.

On January 13, 2020, the Company requested a hearing before the Nasdaq Hearings Panel (the “Panel”) to appeal the Letter and the Staff of Nasdaq notified the Company that a hearing is scheduled for February 20, 2020 at 11:00 a.m. Eastern Time. The Company has been asked to provide the Panel with a plan to regain compliance with the minimum MLVS requirement under the MLVS Rule. The Company’s plan will need to include a discussion of the events that the Company believes will enable it to timely regain compliance with the minimum MLVS requirement. The Company plans to submit a plan that it believes will be sufficient to permit the Company to regain compliance with the minimum MLVS requirement. Indeed, the Company anticipates that it may regain compliance with the MLVS Rule prior to such hearing.

While the appeal process is pending, the suspension of trading of the Company’s Common Stock is stayed, and the Company’s Common Stock will continue to trade on The Nasdaq Capital Market until the hearing process concludes and the Panel issues a written decision.

There can be no assurance that the Panel will grant the Company’s request for a suspension of delisting or continued listing on The Nasdaq Capital Market. If the Company’s Common Stock ceases to be listed for trading on The Nasdaq Capital Market, the Company would expect that its Common Stock would be traded on one of the three tiered marketplaces of the OTC Markets Group.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 14, 2020

Digital Ally, Inc.

By:	/s/ Stanton E. Ross
Name:	Stanton E. Ross
Title:	Chairman, President and Chief Executive Officer